Exhibit 10.12
                                     Page 12

                FIRST NATIONAL BANK COMPANY OF THE TREASURE COAST
                      EXECUTIVE DEFERRED COMPENSATION PLAN


                                   ARTICLE ONE
                          Purpose and Adoption of Plan

     1.1 "Introduction" First National Bank Company of the Treasure Coast. (the "Company") and its affiliates hereby establish the FNBTC Compensation Deferral Plan (the "Plan") effective as of November 1, 2000.

     1.2 "Purpose of Plan" The Plan is designed to permit a select group of management or highly compensated Employees who contribute materially to the continued growth, development and future business success of the Company to elect to defer a portion of their compensation until their termination of employment with the Company, and to receive a matching and other Company contributions which they are restricted from receiving because of legal limitations under the Company's tax-qualified savings plan.


                                   ARTICLE TWO
                                   Definitions

     For purposes of the Plan, the following terms shall have the following meanings unless a different meaning is plainly required by the context. The words in the masculine gender shall include the feminine and neuter genders and words in the singular shall include the plural and words in the plural shall include the singular.

     "Account" shall mean the account established and maintained by the Plan Committee for bookkeeping purposes to reflect the interest of a Participant in the Plan. The Plan Committee shall maintain separate sub-accounts within each Account to reflects elective contributions by the Participation under Article Four and Company contributions under Article Five, as well as additions, withdrawals, and adjustments (including adjustments for appreciation and depreciation in the deemed investments) to each of such sub-accounts. The Account shall be bookkeeping entries only and shall be utilized solely as devices for the measurement and determination of the amounts to be paid to a Participant or Beneficiary under the Plan.

     "Base Pay" shall mean, with respect to each Participant, his regular base pay for a given payroll period, without reduction for 401(k), Section 125, or other pay reductions Bonus, and without regard to qualified plan limits under Code Section 401(a)(17).

     "Beneficiary" shall mean any person, estate, trust, or organization entitled to receive any payment under the Plan upon the death of a Participant. The Participant shall designate his beneficiary on a form provided by the Plan Committee.

     "Board" shall mean the Board of Directors of the Company.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Company" shall mean First National Bank of Treasure Coast, with principal offices in Stuart, Florida.

     "Compensation" shall include a Participant's Base Pay, Elective Profit Sharing Contributions, and Other Compensation.

     "Deferral Election" shall mean the Participant's written election under the Plan to defer a portion of his Compensation pursuant to Article Four.

     "Effective Date" shall mean October 1, 2000.

     "Elective Profit Sharing" shall mean, with respect to each Participant, his profit sharing bonus paid by the Company, without reduction for 401(k), Section 125, or other pay reductions, and without regard to qualified plan limits under Code Section 401(a)(17).

     "Employee" shall mean any person who is actively employed by the Company.

     "Entry Date" shall mean the first day of the calendar month next following or coinciding with the date on which an Employee is designated by the Plan Committee as eligible for the Plan.

     "ERISA" shall mean Public Law 93-406, popularly known as the "Employee Retirement Income Security Act of 1974", as amended.

     "Investment Election" shall mean the Participant's election to have his Account invested pursuant to Section 7.1.

     "Other Compensation" shall mean, with respect to each Participant, any incentives or commissions paid by the Company, without reduction for 401(k),
Section 125, or other pay reductions, and without regard to qualified plan limits under Code Section 401(a)(17).

     "Participant" shall mean an Employee of the Company who meets all conditions of eligibility under Article Three and participates in the Plan in accordance with sections of Article Four.

     "Plan" shall mean the FNBTC Executive Deferred Compensation Plan, as amended from time to time.

     "Plan Committee" shall mean the Committee appointed to administer the Plan, as provided in Article Ten.

     "Plan Year" shall mean the twelve (12) month period commencing January 1st and ending on the last day of December next following.


                                  ARTICLE THREE
                                   Eligibility

     The Plan Committee determine which individuals or groups of employees shall be eligible to participate in the Plan. Participation shall be limited to persons who members of Executive Management of the Company, or who otherwise constitute members of a select group of management or highly compensated Employees of the Company, as determined by the Plan Committee.


                                  ARTICLE FOUR
                     Deferral of Compensation by Participant

     4.1 "Compensation Which May Be Deferred" A Participant may elect to defer from his Compensation otherwise payable to him during a given calendar year any whole percentage or specified dollar amount of his Compensation during such given calendar year. Such amount(s) shall be credited to his Account under the Plan. A Participant shall make separate deferral elections of Base Pay, Other Compensation, and Elective Profit Sharing (but only effective for the Elective Profit Sharing to be paid in January 2002).

     Notwithstanding the foregoing, (i) the deferrals under this Plan shall be reduced by the maximum employee pre-tax contribution which can be made during such calendar year to the Company's tax-qualified savings plan under Section 402(g) of the Code; and (ii) no amount shall be withheld from a Participant's Compensation as a deferral under this Plan for a given calendar year until the Participant has made the maximum employee pre-tax contribution which can be made during such calendar year to the FNBTC 401(k) Plan.

     4.2 "Establishment of Account" An Account shall be established for each Participant by the Plan Committee as of the Entry Date for of such Participant. The Participant's Account shall be credited at least quarterly with the Compensation he has deferred under the Plan.

     4.3 "The Form of the Deferral Election" A Deferral Election shall be made in writing on a form prescribed by the Plan Committee. The Deferral Election shall state the percentage of such Compensation to be deferred

     4.4 "Making and Modifications of Deferral Elections"

     (a) The initial Deferral Election of a new Participant shall be made by written notice signed by the Participant and delivered to the Plan Committee in a form acceptable to the Plan Committee, not later than thirty (30) days after the later of October 1, 2000 or the Employee's Entry Date. Any modification or revocation of the most recent Deferral Election shall be made by written notice signed by the Participant and delivered to the Plan Committee not later than the first day of the next succeeding Plan Year and shall be effective on the first day of such succeeding Plan Year. A Deferral Election with respect to the deferral of future Compensation shall continue for each future Plan Year, unless and until the Participant submits a new election form on a timely basis as provided herein.

     (b) At the time of the initial Deferral Election, the Participant shall elect the form of payment to be received pursuant to Section 8.1. The initial Deferral Election with respect to the form of payments and the time for the commencement of payments shall govern the distribution of an account, except as provided in Section 8.5.


                                  ARTICLE FIVE
                              Company Contributions

     5.1 "Company Match--Regular Employee Pre-tax Contributions" Each year, the Company shall credit for each Participant a matching contribution equal to the following, but only for each Participant who makes the maximum elective pre-tax deferral which is permitted under the terms of the FNBTC 401(k) Plan (taking into account limitations imposed under Section 402(g) of the Code):

     (a) Determine the lesser of (i) the maximum matching contribution which would be available under the FNBTC 401(k) Plan for such calendar year respect to regular employee pre-tax contributions under the FNBTC 401(k) Plan; and (ii) the elective deferrals made by the Participant under this Plan with respect to his Base Pay and Other Compensation;

     (b) Subtract from the amount determined under (a) immediately above the employer matching contribution actually allocated to the Participant under the FNBTC 401(k) Plan for such year with respect to regular employee pre-tax contributions under the FNBTC 401(k) Plan.

     5.2 "Company Match--Elective Profit Sharing Contributions" Each year, the Company shall credit for each Participant a matching contribution equal to the following, but only for each Participant who makes the maximum elective pre-tax deferral which is permitted under the terms of the FNBTC 401(k) Plan (taking into account limitations imposed under Section 402(g) of the Code):

     (a) Determine the lesser of (i) the maximum matching contribution which would be available under the FNBTC 401(k) Plan for such calendar year with respect to elective profit sharing contributions made by the Participant under the FNBTC 401(k) Plan; and (ii) the deferrals by the Participant under this Plan with respect to his Elective Profit Sharing Contributions;

     (b) Subtract from the amount determined under (a) immediately above the employer matching contribution actually allocated to the Participant under the FNBTC 401(k) Plan for such year with respect to the Participant's elective profit sharing contributions under the FNBTC 401(k) Plan.

     5.3 "Company Contribution--Retirement Contributions" Each year, the Company shall credit for each Participant a contribution equal to the following:

     (a)  Determine  the the  maximum  Retirement  Contribution  which  would be
available   under  the  FNBTC  401(k)  Plan  for  such  calendar  year  for  the
Participant;

     (b) Subtract from the amount determined under (a) immediately above the Retirement Contribution actually allocated to the Participant under the FNBTC 401(k) Plan for such year.

     5.4 "Company Contribution--Non-Elective Profit Sharing Contributions" Each year the Company shall credit for each Participant a contribution equal to the following:

     (a) Determine the the maximum Non-Elective Profit Sharing Contribution which would be available under the FNBTC 401(k) Plan for such calendar year for the Participant;

     (b) Subtract from the amount determined under (a) immediately above the Non-Elective Profit Sharing Contribution actually allocated to the Participant under the FNBTC 401(k) Plan for such year.

     5.5 "Maximum Contributions." For purposes of Sections 5.1 through 5.4 above, whenever a Section refers to the maximum contribution, it shall mean the maximum contribution which would be available without regard to any legal limitations under the Code, such as Sections 401(a)(17) and 402(g).


                                   ARTICLE SIX
                                     Vesting

     A Participant shall be immediately vested in his sub-account attributable to his elective contributions under Article Four. A Participant shall vest in his sub-account attributable to Company contributions under Article Five at the rate of 25% for each year of Vesting Service accrued by the Participant under the FNBTC 401(k) Plan, with full vesting after such Participant has accrued four
(4) years of such Vesting Service. In addition, if a Participant would become immediately vested in his Company contributions under the FNBTC 401(k) Plan for any reason (such as death, disability, or retirement on or after age 55), then such Participant shall also become immediately vested in his entire Account under this Plan.


                                  ARTICLE SEVEN
                                   Investments

     7.1 "In General The Accounts of each Participant shall be credited as of each quarter with its allocable share of deemed investment gains and losses. A Participant may direct how his Accounts are deemed to be invested, but only among such deemed investment vehicles as are made available by the Plan Committee from time to time. The Investment Request shall be made in accordance with procedures announced by the Plan Committee. The Investment Election made in accordance with this Article Seven shall continue unless the Participant changes the Investment Election in accordance with the procedures announced by the Plan Committee. Investment Elections and changes thereto directed by the Participant shall be permitted on a quarterly basis, but shall be effective prospectively only, in accordance with procedures announced by the Plan Committee.

     7.2  "Gains  Invested  in  Same  Option"  Dividends,   interest  and  other
distributions credited with respect to any deemed investment shall be deemed to be invested in the same investment option.

     7.3 "Participant Reports on Account Values" At the end of each Plan Year (or on a more frequent basis as determined by the Plan Committee), a report shall be issued to each Participant who has an Account stating the value of such Account.


                                  ARTICLE EIGHT
                            Distribution of Accounts

     8.1 "Distribution upon Termination of Employment" Upon the Participant's termination of employment with the Company, the Participant shall receive the balance of his Account, in cash in one of the following forms:

     (a) a lump sum;

     (b) monthly installments over a period not to exceed five (5) years; or

     (c) a combination of an initial lump sum of a specified dollar amount and the remainder in monthly installments over a period not to exceed five (5) years;

as specified on the Participant's initial Deferral Election, unless the Participant has amended the distribution date or form pursuant to Section 8.5 hereof. A lump sum distribution will be paid in lieu of installments if the total Plan balances is $25,000 or less. If the Participant fails to specify a form of payment, his Accounts shall be distributed in a lump sum.

     In the event payment is made in installments, the Participant's Account shall continue to be adjusted for earnings as provided in Article Seven, and the amount of the payment to be made in a given year shall be equal to (i) times
(ii), where (i) equals the value of the Participant's Account as of the most recent Valuation Date, and (ii) equals a fraction, the numerator of which is one, and the denominator of which is the number of installments to be paid under the Participant's election (including the current installment).

     8.2 "Distribution on Participant's Death" Upon the death of a Participant prior to the complete distribution of his Accounts, the balance of his Accounts shall be paid in lump sum to his Beneficiary within sixty (60) days following the close of the calendar quarter in which the Plan Committee is provided evidence of the Participant's death (or as soon as reasonably practicable thereafter). In the event a beneficiary designation is not on file or the Beneficiary is deceased or cannot be located, payment will be made to the estate of the Participant . In the event of the death of a Participant subsequent to the commencement of installment payments but prior to the completion of the payments, the installment payments shall continue and shall be paid to the Beneficiary as if the Participant had not died; provided, however, if the Beneficiary is a trust or estate, the remaining benefits shall be paid in a lump sum.

     8.3 "Change of Beneficiary Permitted" To the extent permitted by law, the beneficiary designation may be changed by the Participant at any time without the consent of the prior Beneficiary.

     8.4 "Hardship Withdrawal" Upon written request by a Participant, the Chief Executive Officer of the Company, in his sole discretion, may distribute to the Participant prior to his termination of employment with the Company such amount of the Participant's Account balance which the Chief Executive Officer determines is necessary to provide for a financial hardship suffered by the Participant. For this purpose, "financial hardship" shall mean a severe financial hardship as determined under federal income tax law, regulations and rulings which are applicable to non-qualified deferred compensation plans. Notwithstanding the foregoing, if the Chief Executive Officer of the Company requests a hardship distribution, the determination of whether the Chief Executive Officer has suffered a financial hardship, and the amount to be distributed in relief thereof, shall be determined by a committee of three (3) members of the Board who are not officers or employees of the Company, such committee to be specially appointed as necessary by a majority of the members of the Board who are not officers or employees of the Company.

     8.5 "Amending the Election to Change Form of Distribution at Termination of Employment" A Participant may amend his election as to the form of payment, provided that such change is made at least one year prior to the Participant's termination of employment. Any such amended election shall apply to all deferrals from all prior years which are payable at the Participant's retirement or termination of employment.


                                  ARTICLE NINE
             Nature of Employer Obligation and Participant Interest

     9.1 "In General" A Participant, his Beneficiary, and any other person or persons having or claiming a right to payments under the Plan shall rely solely on the unsecured promise of the Company set forth herein, and nothing in this Plan shall be construed to give a Participant, Beneficiary, or any other person or persons any right, title, interest, or claim in or to any specified assets, fund, reserve, account, or property of any kind whatsoever owned by the Company or in which it may have any right, title or interest now or in the future; but a Participant shall have the right to enforce his claim against the Company in the same manner as any unsecured creditor.

     9.2 "Benefits Payable from General Assets of Company" Except to the extent that amounts hereunder are paid from a so-called "rabbi" trust established by the Company as a funding vehicle for the Plan, all amounts paid under the Plan shall be paid in cash from the general assets of the Company. Benefits shall be reflected on the accounting records of the Company but shall not be construed to create, or require the creation of, a trust, custodial or escrow accounting. Nothing contained in this Plan, and no action taken pursuant to its provision, shall create or be construed to create a trust or fiduciary relationship of any kind between the Company and an Employee, Beneficiary of an Employee or any other person. Neither the Employee, Beneficiary of an Employee nor any other person shall acquire any interest greater than that of an unsecured creditor.

     9.3 "Other Benefit Programs" Any benefits payable under the Plan shall be independent of, and in addition to, any other benefits or compensation of any sort, payable to or on behalf of the Participant under or pursuant to any other employee benefit program sponsored by the Company for its employees generally.


                                   ARTICLE TEN
                           Administration of the Plan

     10.1 "In General" The Plan Committee shall be responsible for the general administration of the Plan. The members of the Plan Committee shall be appointed by and may be removed by the Board, in each case by written notice delivered to the Plan Committee member. The Plan Committee may select a chairman and may select a secretary (who may, but need not, be a member of the Plan Committee) to keep its records or to assist it in the discharge of its duties. A majority of the members of the Plan Committee shall constitute a quorum for the transaction of business at any meeting. Any determination or action of the Plan Committee may be made or taken by a majority of the members present at any meeting thereof, or without a meeting by resolution or written memorandum concurred in by a majority of members. Meetings may be held electronically.

     10.2 "No Special Compensation for Committee" No member of the Plan Committee shall receive any compensation from the Plan for his service.

     10.3 "Powers of the Committee" The Plan Committee shall administer the Plan in accordance with its terms as interpreted by the Plan Committee and shall have all powers necessary to carry out the provisions of the Plan as interpreted by the Plan Committee. It shall interpret the Plan and shall determine all questions arising in the administration, interpretation and application of the Plan. It shall determine the eligibility for benefits, the amount of any benefit due and the manner in which any benefit is to be paid by the Plan. It will construe the Plan, supplying any omissions, reconciling any differences and determining factual issues relating to the Plan. Any such determination by it shall be conclusive and binding on all persons. It may adopt such regulations as it deems desirable for the conduct of its affairs. It may appoint such accountants, counsel, actuaries, specialists and other persons as it deems necessary or desirable in connection with the administration of this Plan, and shall be the agent for the service of process.

     10.4 "Expenses of Committee Reimbursed" The Plan Committee shall be reimbursed by the Company for all reasonable expenses incurred by it in the fulfillment of its duties. Such expenses shall include any expenses incident to its functioning, including, but not limited to, fees of accountants, counsel, actuaries, and other specialists, and other costs of administering the Plan.

     10.5 "Appointment of Agents" The Plan Committee is responsible for the daily administration of the Plan. It may appoint other persons or entities to perform any of its fiduciary or other functions. The Plan Committee and any such appointee may employ advisors and other persons necessary or convenient to help it carry out its duties, including their respective fiduciary duties. The Plan Committee shall review the work and performance of each such appointee, and shall have the right to remove any such appointee from his position at any time, with or without notice. Any person, group of persons or entity may serve in more than one fiduciary capacity.

     10.6 "Plan Accounting" The Plan Committee shall maintain accurate and detailed records and Accounts of Participants and of their rights under the Plan and of all receipts, disbursements, transfers and other transactions concerning the Plan. Such Accounts, books and records relating thereto shall be open at all reasonable times to inspection and audit by the Board and by persons designated thereby.

     10.7 "Plan to Comply with Law" The Plan Committee shall take all steps necessary to ensure that the Plan complies with applicable laws at all times. These steps shall include such items as the preparation and filing of all documents and forms required by any governmental agency; maintaining of adequate Participants' records; withholding of applicable taxes and filing of all required tax forms and returns; recording and transmission of all notices required to be given to Participants and their Beneficiaries; the receipt and dissemination, if required, of all reports and information received from the Company; and doing such other acts necessary for the administration of the Plan. The Plan Committee shall keep a record of all of its proceeding s and acts. and shall keep all such books of account, records and other data as may be necessary for proper administration of the Plan. The Plan Committee shall notify the Company upon its request of any action taken by it, and when required, shall notify any other interested person or persons.

     10.8 "Claims and Appeals Procedures; Consistent Application of Procedures Required" Upon application for benefits made by a Participant or Beneficiary, the Plan Committee shall determine, no later than ninety (90) days after receipt of the claim, whether or not the benefits applied for shall be denied either in whole or in part and so notify the applicant in writing. If benefits applied for are denied either in whole or in part, the following provisions shall govern:

     (a) Notice of Denial. The Plan Committee, upon its denial of a claim for benefits under the Plan, shall provide the applicant with the aforesaid written notice of such denial setting forth:

        (i)  the specific reason for the denial;

        (ii) specific reference to pertinent Plan provisions upon which the denial is based;

        (iii)a description of any additional material or information necessary for the claimant to perfect the claim; and

        (iv) an explanation of the claimant's right with respect to the claims review procedure as provided in subsection (b) of this Section.

     (b) Claims Review. Every claimant with respect to whom a claim is denied shall, upon written notice of such denial, have the right in the period which expires sixty (60) days after receipt by the claimant of the aforesaid written notice of denial to:

       (i) request a review of the denial of benefits by written notice delivered to the Plan Committee;

       (ii) review pertinent documents; and

       (iii)submit issues and comments in writing.

     (c) Decision on Review The Plan Committee, upon receipt of a request for review submitted by the claimant in accordance with subsection (b), shall conduct a review of its decision, and provide the claimant with written notice of the decision reached by the Plan Committee setting forth the specific reasons for the decision and specific references to the provisions of the Plan upon which the decision on review is based. Such notice shall be delivered to the claimant not later than 60 days following the receipt of the claimant's request, or, in the event that the Plan Committee shall determine that a hearing is needed, no later than 120 days following the receipt of such request.

     The Plan Committee shall establish and consistently apply procedures hereunder.

     10.9 "Modification of Eligibility Rules" Notwithstanding anything to the contrary in the Plan, the Plan Committee shall be authorized to modify the eligibility requirements and rescind the eligibility of any Participant if necessary to ensure that the Plans is maintained primarily for the purpose of providing additional benefits to a select group of management or highly compensated employees under ERISA.


                                 ARTICLE ELEVEN
                            Miscellaneous Provisions

     12.1 "No Assignment" Neither the Participant, his beneficiary, nor his legal representative shall have any rights to commute, sell, assign, transfer or otherwise convey, or hypothecate or pledge, the right to receive any payments hereunder, which payments and the rights thereto are expressly declared to be nonassignable and nontransferable. Any attempt to assign or transfer the right to payments of this Plan shall be void and have no effect.

     12.2 "All Benefits Before Payment Subject to Company's Creditors" The assets from which Participant's benefits shall be paid shall at all times be subject to the claims of the creditors of the Company before payment to a Participant and a Participant shall have no right, claim or interest in any assets as to which such Participant's account is deemed to be invested or credited under the Plan.

     12.3 "Plan Amendment or Termination" The Plan may be amended, modified, or terminated by the Board in its sole discretion at any time and from time to time. Such termination includes the right to pay to Participants upon Plan termination the full value of their Accounts in a lump sum, regardless of the prior elections made by the Participants. However, no such amendment, modification, or termination shall reduce the value of benefits credited under the Plan prior to such amendment, modification or termination. 12.4 "Benefits Under This Plan Are Additional to Other Benefits or Pay" It is expressly understood and agreed that the payments made in accordance with the Plan are in addition to any other benefits or compensation to which a Participant may be entitled or for which he may be eligible, whether funded or unfunded, by reason of his employment by the Company.

     12.5 "Company to Withhold Taxes" The Company shall deduct from each payment under the Plan the amount of any tax (whether federal, state or local income taxes, Social Security taxes or Medicare taxes) required by any governmental authority to be withheld and paid over by the Company to such governmental authority for the account of the person entitled to such distribution. 12.6 "Distributions Not Compensation for Purposes of Any Other Plan" Distributions from a Participant's Account shall not be considered wages, salaries or compensation under any other employee benefit plan.

     12.7 "No Promise of Employment" No provision of this Plan shall be construed to affect in any manner the existing rights of the Company to suspend, terminate, alter, modify, whether or not for cause, the employment relationship of the Participant and the Company.

     12.8 "Applicable Law" To the extent state law is not preempted by ERISA, this Plan, and all its rights under it, shall be governed and construed in accordance with the laws of the State of Florida.

     12.9 "Binding Affects on Assigns and Successors" This Plan shall be binding upon the Company, its assigns, and any successor which shall succeed to substantially all of its assets and business through sale of assets, merger, consolidation or acquisition.

     12.10 "Titles Do Not Prevail" The titles to the Sections of this Plan are included only for ease of use and are not terms of the Plan and shall not prevail over the actual provisions of the Plan.

     12.11 "Electronic Administration" Notwithstanding anything to the contrary in the Plan, the Plan Committee may announce from time to time that Participant enrollments, Participant elections, and the any other aspect of plan administration may be made by telephonic or other electronic means rather than in paper form.

     IN WITNESS WHEREOF, the Plan has been executed on the 17th day of October, 2000, but effective as of November 1, 2000.



     FIRST NATIONAL BANK OF TREASURE COAST

     By: /s/ Dennis S. Hudson, III


     Its: Chairman and Chief Executive Officer



ATTEST:

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